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Exhibit 5.1

[LETTERHEAD OF MIJARES, ANGOITIA, CORTÉS Y FUENTES, S.C.]

December 29, 2005

Desarrolladora Homex, S.A. de C.V.
Andador Javier Mina 891-B
Colonia Centro Sinaloa
80200 Culiacan, Sinaloa, Mexico

    Re:
    Desarrolladora Homex, S.A. de C.V.
    Registration Statement on Form F-3

Dear Sirs:

        We act as special Mexican counsel to Desarrolladora Homex, S.A. de C.V., a company organized under the laws of Mexico (the "Company"), in connection with the proposed sale by EIP Investment Holdings LLC BVBA, Eugenia Guakil Abben, Estrella Dabah Kanan, and Elaine Sandra Klineberg Craster ("Selling Shareholders") of 40'491,106 no par value representative shares of the Company (the "Common Shares"), in the form of Common Shares and American Depositary Shares representing such Common Shares (the "ADSs") in, among other jurisdictions, the United States of America, as described in the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company with the United States of America Securities and Exchange Commission (the "Commission").

        In furnishing this opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates, or other instruments, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation (Acta Constitutiva) (the "Articles of Incorporation") and the amended and restated Bylaws (Estatutos Sociales) (the "Bylaws") of the Company. We have assumed the completeness and authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

        Upon the basis of such examination, we are of the opinion that:

  (i)
  the Company has been duly incorporated and is validly existing as a corporation under the laws of Mexico; and

  (ii)
  the Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

        The foregoing opinion is limited to the laws of Mexico and we express no opinion as to the laws of any other jurisdiction.

        We hereby give our consent to file this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Validity of the Securities" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Mijares, Angoitia, Cortés y Fuentes, S.C. Mijares, Angoitia, Cortés y Fuentes, S.C.

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[LETTERHEAD OF MIJARES, ANGOITIA, CORTÉS Y FUENTES, S.C.]